Exhibit 99.1

Press Release For immediate release Jack Bateman, Investor Relations 404-439-3323

Invesco Mortgage Capital Inc. Reports Third Quarter 2021 Financial Results
Atlanta - November 3, 2021 -- Invesco Mortgage Capital Inc. (NYSE: IVR) (the “Company”) today announced financial results for the quarter ended September 30, 2021.
•Net income per common share of $0.17 compared to net loss per common share of $0.34 in Q2 2021
•Earnings available for distribution per common share* of $0.10, unchanged from Q2 2021
•Common stock dividend of $0.09 per common share, unchanged from Q2 2021
•Book value per common share** of $3.25 compared to $3.21 at Q2 2021
•Economic return*** of 4.0% compared to (9.6%) in Q2 2021

Update from John Anzalone, Chief Executive Officer

“We are pleased to announce earnings available for distribution of $0.10 per common share for the third quarter of 2021. Earnings available for distribution was supported by strong dollar rolls, slow prepayment speeds on our specified pool collateral and attractive returns on equity on new investments. At quarter-end, substantially all of our $8.9 billion investment portfolio was invested in Agency residential mortgage-backed securities (“Agency RMBS”), and we continue to maintain a sizeable balance of unrestricted cash and unencumbered investments totaling $787.6 million.

The performance of Agency RMBS was mixed during the quarter. Slowing prepayment speeds led to increased demand in higher coupon 30 year collateral, and lower coupons underperformed as the Federal Reserve signaled it will begin tapering asset purchases later this year. Our book value ended the quarter at $3.25 per common share, an increase of 1.2% for the quarter. The increase in book value, combined with our $0.09 common dividend, resulted in a 4.0% economic return for the quarter. Despite the anticipated reduction in Agency RMBS purchases by the Federal Reserve, diminishing supply and continued demand from commercial banks should support valuations in the coming months. We continue to evaluate additional investment opportunities to complement our Agency RMBS strategy by expanding our target assets and diversifying our risk profile.”

* Earnings available for distribution (and by calculation, earnings available for distribution per common share) is a non-Generally Accepted Accounting Principles (“GAAP”) financial measure. Refer to the section entitled “Non-GAAP Financial Measures” for important disclosures and a reconciliation to the most comparable U.S. GAAP measure.
** Book value per common share is calculated as total stockholders' equity less the liquidation preference of the Company's Series B Preferred stock ($155.0 million) and Series C Preferred Stock ($287.5 million), divided by total common shares outstanding.
*** Economic return for the quarter ended September 30, 2021 is defined as the change in book value per common share from June 30, 2021 to September 30, 2021 of $0.04; plus dividends declared of $0.09 per common share; divided by the June 30, 2021 book value per common share of $3.21. Economic return for quarter ended June 30, 2021 is defined as the change in book value per common share from March 31, 2021 to June 30, 2021 of ($0.44); plus dividends declared of $0.09 per common share; divided by the March 31, 2021 book value per common share of $3.65.

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Key performance indicators for the quarters ended September 30, 2021 and June 30, 2021 are summarized in the table below.

($ in millions, except share amounts)	Q3 ‘21	Q2 ‘21	Variance
Average Balances	(unaudited)	(unaudited)
Average earning assets (at amortized cost)	$8,713.5	$8,829.1	($115.6)
Average borrowings	$7,846.2	$7,945.9	($99.7)
Average stockholders' equity*	$1,304.8	$1,235.3	$69.5

U.S. GAAP Financial Measures
Total interest income	$43.2	$43.2	$0.0
Total interest expense	($3.3)	($3.2)	($0.1)
Net interest income	$46.5	$46.3	$0.2
Total expenses	$7.6	$7.6	$0.0
Net income (loss) attributable to common stockholders	$49.3	($88.3)	$137.6

Average earning asset yields	1.98%	1.96%	0.02%
Average cost of funds	(0.17%)	(0.16%)	(0.01%)
Average net interest rate margin	2.15%	2.12%	0.03%

Period-end weighted average asset yields**	2.19%	2.12%	0.07%
Period-end weighted average cost of funds	0.12%	0.10%	0.02%
Period-end weighted average net interest rate margin	2.07%	2.02%	0.05%

Book value per common share***	$3.25	$3.21	$0.04
Earnings (loss) per common share (basic)	$0.17	($0.34)	$0.51
Earnings (loss) per common share (diluted)	$0.17	($0.34)	$0.51
Debt-to-equity ratio	5.4	x	5.7	x	(0.3	x)

Non-GAAP Financial Measures****
Earnings available for distribution	$30.4	$25.0	$5.4
Effective interest income	$43.2	$43.2	$0.0
Effective interest expense	$6.5	$6.8	($0.3)
Effective net interest income	$36.7	$36.3	$0.4

Effective yield	1.98%	1.96%	0.02%
Effective cost of funds	0.33%	0.34%	(0.01%)
Effective interest rate margin	1.65%	1.62%	0.03%

Earnings available for distribution per common share	$0.10	$0.10	$0.00
Economic debt-to-equity ratio	6.5	x	6.8	x	(0.3x)
* Average stockholders' equity is calculated based on the weighted month-end balance of total stockholders' equity excluding equity attributable to preferred stockholders.
** Period-end weighted average yields are based on amortized cost as of period end and incorporate future prepayment and loss assumptions.
*** Book value per common share is calculated as total stockholders' equity less the liquidation preference of the Company's Series B Preferred Stock ($155.0 million) and Series C Preferred Stock ($287.5 million), divided by total common shares outstanding.
**** Earnings available for distribution (and by calculation, earnings available for distribution per common share), effective interest income (and by calculation, effective yield), effective interest expense (and by calculation, effective cost of funds), effective net interest income (and by calculation, effective interest rate margin), and economic debt-to-equity ratio are non-GAAP financial measures. Refer to the section entitled “Non-GAAP Financial Measures” for important disclosures and a reconciliation to the most comparable U.S. GAAP measures of net income (loss) attributable to common stockholders (and by calculation, basic earnings (loss) per common share), total interest income (and by calculation, average earning asset yields), total interest expense (and by calculation, cost of funds), net interest income (and by calculation, net interest rate margin) and debt-to-equity ratio.

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Financial Summary
Net income attributable to common stockholders for the third quarter of 2021 was $49.3 million compared to net loss attributable to common stockholders of $88.3 million for the second quarter of 2021. Net income attributable to common stockholders during the third quarter of 2021 was primarily driven by $43.2 million of interest income and a $35.3 million net gain on derivatives that was partially offset by a $16.8 million net loss on investments, $8.4 million of preferred dividends and $7.6 million of total expenses.
Earnings available for distribution increased to $30.4 million for the third quarter of 2021 compared to $25.0 million for the second quarter of 2021. Earnings available for distribution increased primarily due to a one-time charge of $4.7 million in the second quarter of 2021 for issuance and redemption costs of the Company's Series A Preferred Stock and a $1.5 million decrease in preferred dividends in the third quarter of 2021 compared to the second quarter of 2021.
Book value per common share for the third quarter of 2021 increased 1.2% to $3.25 compared to the second quarter of 2021 as higher swap rates resulted in gains on the Company's interest rate swaps used to hedge repurchase agreements. In addition, higher prices on the Company's 30 year 3.0% specified pools partially offset modestly lower prices on its 30 year 2.0% and 2.5% holdings. Higher coupons outperformed as initial indications of prepay burnout led to higher demand in coupons that benefit the most from slowing prepayment speeds. Lower coupon performance was supported by significant commercial bank demand late in the quarter despite communication from the Federal Reserve that it was likely to reduce asset purchases by the end of 2021. The benchmark 10 year U.S. Treasury rate increased 2 basis points to 1.49%.
Total average earning assets decreased to $8.7 billion in the third quarter of 2021 from $8.8 billion in the second quarter of 2021, and total average borrowings decreased to $7.8 billion in the third quarter of 2021 from $7.9 billion in the second quarter of 2021. Average earning assets and average borrowings decreased during the third quarter of 2021 as the Company actively managed leverage lower given concerns about valuations in the Agency RMBS sector as the Federal Reserve’s plans for tapering asset purchases became more clear. The reduction in asset purchases could result in an increase in market volatility and lower valuations on the Company's holdings.
Average net interest rate margin increased 3 basis points to 2.15% in the third quarter of 2021 compared to the second quarter of 2021 primarily due to higher average earning asset yields. Average earning asset yields increased 2 basis points to 1.98% in the third quarter of 2021 compared to the second quarter of 2021 primarily due to the Company's rotation into higher yielding Agency RMBS. The Company's Agency RMBS portfolio consisted primarily of 2.0% to 3.5% coupon 30 year fixed-rate securities as of September 30, 2021. Average cost of funds remained relatively flat at (0.17%) for the third quarter of 2021 compared to (0.16%) for the second quarter of 2021.
The Company's debt-to-equity ratio was 5.4x as of September 30, 2021 compared to 5.7x as of June 30, 2021. The Company's economic debt-to-equity ratio was 6.5x as of September 30, 2021 compared to 6.8x as of June 30, 2021. As previously discussed, the Company reduced leverage in the third quarter of 2021 compared to the second quarter of 2021 given expectations of the Federal Reserve's announcement of the tapering of asset purchases by the end of 2021.
Total expenses for the third quarter of 2021 were approximately $7.6 million, unchanged from the second quarter of 2021. The ratio of annualized total expenses to average stockholders' equity* decreased to 2.32% in the third quarter of 2021 from 2.46% in the second quarter of 2021 due to a higher stockholders' equity base. The Company sold 22,060,000 shares of common stock for net proceeds of $67.5 million during the third quarter of 2021.
As previously announced on September 28, 2021, the Company declared a common stock dividend of $0.09 per share paid on October 26, 2021 to its stockholders of record as of October 12, 2021. The Company declared the following dividends on November 2, 2021: a Series B Preferred Stock dividend of $0.4844 per share payable on December 27, 2021 to its stockholders of record as of December 5, 2021 and a Series C Preferred Stock dividend of $0.46875 per share payable on December 27, 2021 to its stockholders of record as of December 5, 2021.

* The ratio of annualized total expenses to average stockholders' equity is calculated as the annualized sum of management fees plus general and administrative expenses divided by average stockholders' equity.

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About Invesco Mortgage Capital Inc.
Invesco Mortgage Capital Inc. is a real estate investment trust that primarily focuses on investing in, financing and managing mortgage-backed securities and other mortgage-related assets. Invesco Mortgage Capital Inc. is externally managed and advised by Invesco Advisers, Inc., a registered investment adviser and an indirect wholly-owned subsidiary of Invesco Ltd., a leading independent global investment management firm.

Earnings Call

Members of the investment community and the general public are invited to listen to the Company’s earnings conference call on Thursday, November 4, 2021, at 9:00 a.m. ET, by calling one of the following numbers:

North America Toll Free:    800-857-7465
International:        1-312-470-0052
Passcode:         Invesco

An audio replay will be available until 5:00 pm ET on November 18, 2021 by calling:

888-282-0036 (North America) or 1-203-369-3022 (International)

The presentation slides that will be reviewed during the call will be available on the Company’s website at www.invescomortgagecapital.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release, the related presentation and comments made in the associated conference call, may include statements and information that constitute “forward-looking statements” within the meaning of the U.S. securities laws as defined in the Private Securities Litigation Reform Act of 1995, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements include our views on the risk positioning of our portfolio, domestic and global market conditions (including the residential and commercial real estate market), the ongoing spread and the economic and operational impact of the COVID-19 pandemic, the market for our target assets, our financial performance, including our earnings available for distribution, economic return, comprehensive income and changes in our book value, our intention and ability to pay dividends, our ability to continue performance trends, the stability of portfolio yields, interest rates, credit spreads, prepayment trends, financing sources, cost of funds, our leverage and equity allocation. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks identified under the captions “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K and quarterly reports on Form 10-Q, which are available on the Securities and Exchange Commission’s website at www.sec.gov.

All written or oral forward-looking statements that we make, or that are attributable to us, are expressly qualified by this cautionary notice. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Investor Relations Contact: Jack Bateman, 404-439-3323

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INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended			Nine Months Ended
$ in thousands, except share amounts	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Interest income
Mortgage-backed and credit risk transfer securities	42,657	42,634	26,907	124,725	242,071
Commercial and other loans	525	520	529	1,621	2,237
Total interest income	43,182	43,154	27,436	126,346	244,308
Interest expense
Repurchase agreements (1)	(3,272)	(3,177)	(1,713)	(8,109)	76,059
Secured loans	—	—	297	—	8,655
Total interest expense	(3,272)	(3,177)	(1,416)	(8,109)	84,714
Net interest income	46,454	46,331	28,852	134,455	159,594

Other income (loss)
Gain (loss) on investments, net	(16,830)	72,620	65,106	(276,067)	(996,743)
(Increase) decrease in provision for credit losses	—	830	—	1,768	—
Equity in earnings (losses) of unconsolidated ventures	344	331	332	581	820
Gain (loss) on derivative instruments, net	35,282	(186,284)	2,886	135,959	(908,236)
Realized and unrealized credit derivative income (loss), net	—	—	478	—	(35,312)
Net gain (loss) on extinguishment of debt	—	—	15,849	—	14,742
Other investment income (loss), net	1	16	402	1	1,936
Total other income (loss)	18,797	(112,487)	85,053	(137,758)	(1,922,793)
Expenses
Management fee – related party	5,432	5,455	4,111	15,771	24,857
General and administrative	2,139	2,147	1,828	6,279	9,009
Total expenses	7,571	7,602	5,939	22,050	33,866
Net income (loss) attributable to Invesco Mortgage Capital Inc.	57,680	(73,758)	107,966	(25,353)	(1,797,065)
Dividends to preferred stockholders	8,394	9,900	11,107	29,401	33,320
Issuance and redemption costs of redeemed preferred stock	—	4,682	—	4,682	—
Net income (loss) attributable to common stockholders	49,286	(88,340)	96,859	(59,436)	(1,830,385)
Net income (loss) per share:
Net income (loss) attributable to common stockholders
Basic	0.17	(0.34)	0.53	(0.23)	(10.87)
Diluted	0.17	(0.34)	0.53	(0.23)	(10.87)
(1)Periods with negative interest expense on repurchase agreements are due to amortization of net deferred gains on de-designated interest rate swaps that exceeds current period interest expense on repurchase agreements. For further information on amortization of amounts classified in accumulated other comprehensive income before the Company discontinued hedge accounting, see Note 8 and Note 12 of the Company's condensed consolidated financial statements filed in Item 1 of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2021.

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INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	Three Months Ended			Nine Months Ended
$ in thousands	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Net income (loss)	57,680	(73,758)	107,966	(25,353)	(1,797,065)
Other comprehensive income (loss):
Unrealized gain (loss) on mortgage-backed and credit risk transfer securities, net	(473)	1,155	22,812	1,663	(217,064)
Reclassification of unrealized (gain) loss on sale of mortgage-backed and credit risk transfer securities to gain (loss) on investments, net	—	—	(54,615)	—	17,124
Reclassification of amortization of net deferred (gain) loss on de-designated interest rate swaps to repurchase agreements interest expense	(5,601)	(5,429)	(3,243)	(16,398)	(17,813)
Currency translation adjustments on investment in unconsolidated venture	187	(632)	397	164	489
Total other comprehensive income (loss)	(5,887)	(4,906)	(34,649)	(14,571)	(217,264)
Comprehensive income (loss)	51,793	(78,664)	73,317	(39,924)	(2,014,329)
Less: Dividends to preferred stockholders	(8,394)	(9,900)	(11,107)	(29,401)	(33,320)
Less: Issuance and redemption costs of redeemed preferred stock	—	(4,682)	—	(4,682)	—
Comprehensive income (loss) attributable to common stockholders	43,399	(93,246)	62,210	(74,007)	(2,047,649)

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INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of
$ in thousands, except share amounts	September 30, 2021	December 31, 2020
ASSETS
Mortgage-backed securities, at fair value (including pledged securities of $8,264,615 and $7,614,935, respectively; net of allowance for credit losses of $1,768 as of December 31, 2020)	8,828,002	8,172,182
Cash and cash equivalents	189,528	148,011
Restricted cash	296,721	244,573
Due from counterparties	10,010	1,078
Investment related receivable	18,358	15,840
Derivative assets, at fair value	190	10,004
Other assets	36,439	41,163
Total assets	9,379,248	8,632,851
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Repurchase agreements	7,873,798	7,228,699
Derivative liabilities, at fair value	11,671	6,344
Dividends payable	28,057	18,970
Investment related payable	274	274
Accrued interest payable	829	823
Collateral held payable	—	3,546
Accounts payable and accrued expenses	1,986	1,448
Due to affiliate	6,262	5,589
Total liabilities	7,922,877	7,265,693
Commitments and contingencies (See Note 14) (1)
Stockholders' equity:
Preferred Stock, par value $0.01 per share; 50,000,000 shares authorized:
7.75% Series A Cumulative Redeemable Preferred Stock: no shares and 5,600,000 shares issued and outstanding, respectively ($140,000 aggregate liquidation preference as of December 31, 2020)	—	135,356
7.75% Fixed-to-Floating Series B Cumulative Redeemable Preferred Stock: 6,200,000 shares issued and outstanding ($155,000 aggregate liquidation preference)	149,860	149,860
7.50% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock: 11,500,000 shares issued and outstanding ($287,500 aggregate liquidation preference)	278,108	278,108
Common Stock, par value $0.01 per share; 450,000,000 shares authorized; 311,740,760 and 203,222,108 shares issued and outstanding, respectively	3,117	2,032
Additional paid in capital	3,761,347	3,387,552
Accumulated other comprehensive income	44,034	58,605
Retained earnings (distributions in excess of earnings)	(2,780,095)	(2,644,355)
Total stockholders’ equity	1,456,371	1,367,158
Total liabilities and stockholders' equity	9,379,248	8,632,851
(1)See Note 14 of the Company's condensed consolidated financial statements filed in Item 1 of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2021.

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Non-GAAP Financial Measures
The Company uses the following non-GAAP financial measures to analyze its operating results and believes these financial measures are useful to investors in assessing the Company's performance as further discussed below:
•earnings available for distribution (and by calculation, earnings available for distribution per common share),
•effective interest income (and by calculation, effective yield),
•effective interest expense (and by calculation, effective cost of funds),
•effective net interest income (and by calculation, effective interest rate margin), and
•economic debt-to-equity ratio.
The most directly comparable U.S. GAAP measures are:
•net income (loss) attributable to common stockholders (and by calculation, basic earnings (loss) per common share),
•total interest income (and by calculation, earning asset yields),
•total interest expense (and by calculation, cost of funds),
•net interest income (and by calculation, net interest rate margin), and
•debt-to-equity ratio.
The Company did not present earnings available for distribution for the nine months ended September 30, 2020 or for the year ended December 31, 2020 because earnings available for distribution excluded the material adverse impact of the market disruption caused by the COVID-19 pandemic on the Company's financial condition. In addition, earnings available for distribution for the nine months ended September 30, 2020 and the year ended December 31, 2020 was not indicative of the reduced earnings potential of the Company's current investment portfolio.
The non-GAAP financial measures used by the Company's management should be analyzed in conjunction with U.S. GAAP financial measures and should not be considered substitutes for U.S. GAAP financial measures. In addition, the non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures of its peer companies.

Earnings Available for Distribution
The Company's business objective is to provide attractive risk-adjusted returns to its stockholders, primarily through dividends and secondarily through capital appreciation. The Company uses earnings available for distribution as a measure of its investment portfolio’s ability to generate income for distribution to common stockholders and to evaluate its progress toward meeting this objective. The Company calculates earnings available for distribution as U.S. GAAP net income (loss) attributable to common stockholders adjusted for (gain) loss on investments, net; realized (gain) loss on derivative instruments, net; unrealized (gain) loss on derivative instruments, net; TBA dollar roll income; (gain) loss on foreign currency transactions, net; amortization of net deferred (gain) loss on de-designated interest rate swaps; and net (gain) loss on extinguishment of debt.
By excluding the gains and losses discussed above, the Company believes the presentation of earnings available for distribution provides a consistent measure of operating performance that investors can use to evaluate its results over multiple reporting periods and, to a certain extent, compare to its peer companies. However, because not all of the Company's peer companies use identical operating performance measures, the Company's presentation of earnings available for distribution may not be comparable to other similarly titled measures used by its peer companies. The Company excludes the impact of gains and losses when calculating earnings available for distribution because (i) when analyzed in conjunction with its U.S. GAAP results, earnings available for distribution provides additional detail of its investment portfolio’s earnings capacity and (ii) gains and losses are not accounted for consistently under U.S. GAAP. Under U.S. GAAP, certain gains and losses are reflected in net income whereas other gains and losses are reflected in other comprehensive income. For example, a portion of the Company's mortgage-backed securities are classified as available-for-sale securities, and changes in the valuation of these securities are recorded in other comprehensive income on its condensed consolidated balance sheets. The Company elected the fair value option for its mortgage-backed securities purchased on or after September 1, 2016, and changes in the valuation of these

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securities are recorded in other income (loss) in the condensed consolidated statements of operations. In addition, certain gains and losses represent one-time events. The Company may add and has added additional reconciling items to its earnings available for distribution calculation as appropriate.
To maintain qualification as a REIT, U.S. federal income tax law generally requires that the Company distribute at least 90% of its REIT taxable income annually, determined without regard to the deduction for dividends paid and excluding net capital gains. The Company has historically distributed at least 100% of its REIT taxable income. Because the Company views earnings available for distribution as a consistent measure of its investment portfolio's ability to generate income for distribution to common stockholders, earnings available for distribution is one metric, but not the exclusive metric, that the Company's board of directors uses to determine the amount, if any, and the payment date of dividends on common stock. However, earnings available for distribution should not be considered as an indication of the Company's taxable income, a guaranty of its ability to pay dividends or as a proxy for the amount of dividends it may pay, as earnings available for distribution excludes certain items that impact its cash needs.
Earnings available for distribution is an incomplete measure of the Company's financial performance and there are other factors that impact the achievement of the Company's business objective. The Company cautions that earnings available for distribution should not be considered as an alternative to net income (determined in accordance with U.S. GAAP), or as an indication of the Company's cash flow from operating activities (determined in accordance with U.S. GAAP), a measure of the Company's liquidity, or as an indication of amounts available to fund its cash needs.
The table below provides a reconciliation of U.S. GAAP net income (loss) attributable to common stockholders to earnings available for distribution for the following periods:

	Three Months Ended			Nine Months Ended
$ in thousands, except per share data	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021
Net income (loss) attributable to common stockholders	49,286	(88,340)	96,859	(59,436)
Adjustments:
(Gain) loss on investments, net	16,830	(72,620)	(65,106)	276,067
Realized (gain) loss on derivative instruments, net (1)	(38,093)	155,947	5,078	(164,396)
Unrealized (gain) loss on derivative instruments, net (1)	(1,364)	25,765	(8,519)	15,141
TBA dollar roll income (2)	9,316	9,680	2,055	29,541
(Gain) loss on foreign currency transactions, net (3)	(1)	(16)	—	(1)
Amortization of net deferred (gain) loss on de-designated interest rate swaps (4)	(5,601)	(5,429)	(3,243)	(16,398)
Net (gain) loss on extinguishment of debt	—	—	(15,849)	—
Subtotal	(18,913)	113,327	(85,584)	139,954
Earnings available for distribution	30,373	24,987	11,275	80,518
Basic income (loss) per common share	0.17	(0.34)	0.53	(0.23)
Earnings available for distribution per common share (5)	0.10	0.10	0.06	0.31

(1)    U.S. GAAP gain (loss) on derivative instruments, net on the condensed consolidated statements of operations includes the following components:

	Three Months Ended			Nine Months Ended
$ in thousands	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021
Realized gain (loss) on derivative instruments, net	38,093	(155,947)	(5,078)	164,396
Unrealized gain (loss) on derivative instruments, net	1,364	(25,765)	8,519	(15,141)
Contractual net interest income (expense) on interest rate swaps	(4,175)	(4,572)	(555)	(13,296)
Gain (loss) on derivative instruments, net	35,282	(186,284)	2,886	135,959

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(2)    A TBA dollar roll is a series of derivative transactions where TBAs with the same specified issuer, term and coupon but different settlement dates are simultaneously bought and sold. The TBA settling in the later month typically prices at a discount to the TBA settling in the earlier month. TBA dollar roll income represents the price differential between the TBA price for current month settlement versus the TBA price for forward month settlement. The Company includes TBA dollar roll income in earnings available for distribution because it is the economic equivalent of interest income on the underlying Agency securities, less an implied financing cost, over the forward settlement period. TBA dollar roll income is a component of gain (loss) on derivative instruments, net on the Company's condensed consolidated statements of operations.

(3)     Gain (loss) on foreign currency transactions, net is included in other investment income (loss) net on the condensed consolidated statements of operations.

(4)    U.S. GAAP repurchase agreements interest expense on the condensed consolidated statements of operations includes the following components:

	Three Months Ended			Nine Months Ended
$ in thousands	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021
Interest expense on repurchase agreement borrowings	2,329	2,252	1,530	8,289
Amortization of net deferred (gain) loss on de-designated interest rate swaps	(5,601)	(5,429)	(3,243)	(16,398)
Repurchase agreements interest expense	(3,272)	(3,177)	(1,713)	(8,109)

(5)    Earnings available for distribution per common share is equal to earnings available for distribution divided by the basic weighted average number of common shares outstanding.
The table below presents the components of earnings available for distribution:

	Three Months Ended			Nine Months Ended
$ in thousands	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021
Effective net interest income (1)	36,678	36,330	25,532	104,761
TBA dollar roll income	9,316	9,680	2,055	29,541
Dividend income	—	—	402	—
Equity in earnings (losses) of unconsolidated ventures	344	331	332	581
(Increase) decrease in provision for credit losses	—	830	—	1,768
Total expenses	(7,571)	(7,602)	(5,939)	(22,050)
Subtotal	38,767	39,569	22,382	114,601
Dividends to preferred stockholders	(8,394)	(9,900)	(11,107)	(29,401)
Issuance and redemption costs of redeemed preferred stock	—	(4,682)	—	(4,682)
Earnings available for distribution	30,373	24,987	11,275	80,518
(1)See below for a reconciliation of net interest income to effective net interest income, a non-GAAP measure.

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Effective Interest Income/Effective Yield/Effective Interest Expense/Effective Cost of Funds/Effective Net Interest Income/Effective Interest Rate Margin
Prior to 2021, the Company calculated effective interest income (and by calculation, effective yield) as U.S. GAAP total interest income adjusted for GSE CRT embedded derivative coupon interest that was recorded as realized and unrealized credit derivative income (loss), net. The Company included its GSE CRT embedded derivative coupon interest in effective interest income because GSE CRT coupon interest was not accounted for consistently under U.S. GAAP. The Company accounted for GSE CRTs purchased prior to August 24, 2015 as hybrid financial instruments, but elected the fair value option for GSE CRTs purchased on or after August 24, 2015. Under U.S. GAAP, coupon interest on GSE CRTs accounted for using the fair value option was recorded as interest income, whereas coupon interest on GSE CRTs accounted for as hybrid financial instruments was recorded as realized and unrealized credit derivative income (loss). The Company added back GSE CRT embedded derivative coupon interest to its total interest income because the Company considered GSE CRT embedded derivative coupon interest a current component of its total interest income irrespective of whether the Company elected the fair value option for the GSE CRT or accounted for the GSE CRT as a hybrid financial instrument. Effective interest income was equal to total interest income for all periods presented in 2021 because the Company sold all of its GSE CRTs that were accounted for as hybrid financial instruments during 2020.
The Company calculates effective interest expense (and by calculation, effective cost of funds) as U.S. GAAP total interest expense adjusted for contractual net interest income (expense) on its interest rate swaps that is recorded as gain (loss) on derivative instruments, net and the amortization of net deferred gains (losses) on de-designated interest rate swaps that is recorded as repurchase agreements interest expense. The Company views its interest rate swaps as an economic hedge against increases in future market interest rates on its floating rate borrowings. The Company adds back the net payments it makes on its interest rate swap agreements to its total U.S. GAAP interest expense because the Company uses interest rate swaps to add stability to interest expense. The Company excludes the amortization of net deferred gains (losses) on de-designated interest rate swaps from its calculation of effective interest expense because the Company does not consider the amortization a current component of its borrowing costs.
The Company calculates effective net interest income (and by calculation, effective interest rate margin) as U.S. GAAP net interest income adjusted for contractual net interest income (expense) on its interest rate swaps that is recorded as gain (loss) on derivative instruments, net; amortization of net deferred gains (losses) on de-designated interest rate swaps that is recorded as repurchase agreements interest expense and GSE CRT embedded derivative coupon interest that was recorded as realized and unrealized credit derivative income (loss), net.
The Company believes the presentation of effective interest income, effective yield, effective interest expense, effective cost of funds, effective net interest income and effective interest rate margin measures, when considered together with U.S. GAAP financial measures, provides information that is useful to investors in understanding the Company's borrowing costs and operating performance.

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The following tables reconcile total interest income to effective interest income and yield to effective yield for the following periods:

	Three Months Ended
	September 30, 2021		June 30, 2021		September 30, 2020
$ in thousands	Reconciliation	Yield/Effective Yield	Reconciliation	Yield/Effective Yield	Reconciliation	Yield/Effective Yield
Total interest income	43,182	1.98%	43,154	1.96%	27,436	2.62%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	—	—%	—	—%	478	0.05%
Effective interest income	43,182	1.98%	43,154	1.96%	27,914	2.67%

	Nine Months Ended September 30,
	2021		2020
$ in thousands	Reconciliation	Yield/Effective Yield	Reconciliation	Yield/Effective Yield
Total interest income	126,346	1.88%	244,308	4.09%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	—	—%	6,323	0.11%
Effective interest income	126,346	1.88%	250,631	4.20%

The following tables reconcile total interest expense to effective interest expense and cost of funds to effective cost of funds for the following periods:

	Three Months Ended
	September 30, 2021		June 30, 2021		September 30, 2020
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	(3,272)	(0.17%)	(3,177)	(0.16%)	(1,416)	(0.17%)
Add: Amortization of net deferred gain (loss) on de-designated interest rate swaps	5,601	0.29%	5,429	0.27%	3,243	0.39%
Add: Contractual net interest expense (income) on interest rate swaps recorded as gain (loss) on derivative instruments, net	4,175	0.21%	4,572	0.23%	555	0.07%
Effective interest expense	6,504	0.33%	6,824	0.34%	2,382	0.29%

	Nine Months Ended September 30,
	2021		2020
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	(8,109)	(0.13%)	84,714	1.63%
Add: Amortization of net deferred gain (loss) on de-designated interest rate swaps	16,398	0.27%	17,813	0.34%
Add (Less): Contractual net interest expense (income) on interest rate swaps recorded as gain (loss) on derivative instruments, net	13,296	0.22%	(11,369)	(0.22%)
Effective interest expense	21,585	0.36%	91,158	1.75%

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The following tables reconcile net interest income to effective net interest income and net interest rate margin to effective interest rate margin for the following periods:

	Three Months Ended
	September 30, 2021		June 30, 2021		September 30, 2020
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	46,454	2.15%	46,331	2.12%	28,852	2.79%
Less: Amortization of net deferred (gain) loss on de-designated interest rate swaps	(5,601)	(0.29%)	(5,429)	(0.27%)	(3,243)	(0.39%)
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	—	—%	—	—%	478	0.05%
Less: Contractual net interest income (expense) on interest rate swaps recorded as gain (loss) on derivative instruments, net	(4,175)	(0.21%)	(4,572)	(0.23%)	(555)	(0.07%)
Effective net interest income	36,678	1.65%	36,330	1.62%	25,532	2.38%

	Nine Months Ended September 30,
	2021		2020
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	134,455	2.01%	159,594	2.46%
Less: Amortization of net deferred (gain) loss on de-designated interest rate swaps	(16,398)	(0.27%)	(17,813)	(0.34%)
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	—	—%	6,323	0.11%
Add (Less): Contractual net interest income (expense) on interest rate swaps recorded as gain (loss) on derivative instruments, net	(13,296)	(0.22%)	11,369	0.22%
Effective net interest income	104,761	1.52%	159,473	2.45%

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Economic Debt-to-Equity Ratio
The following tables show the allocation of the Company's stockholders' equity to its target assets, the Company's debt-to-equity ratio, and the Company's economic debt-to-equity ratio as of September 30, 2021 and June 30, 2021. The Company's debt-to-equity ratio is calculated in accordance with U.S. GAAP and is the ratio of total debt to total stockholders' equity.
The Company presents an economic debt-to-equity ratio, a non-GAAP financial measure of leverage that considers the impact of the off-balance sheet financing of its investments in TBAs that are accounted for as derivative instruments under U.S. GAAP. The Company includes its TBAs at implied cost basis in its measure of leverage because a forward contract to acquire Agency RMBS in the TBA market carries similar risks to Agency RMBS purchased in the cash market and funded with on-balance sheet liabilities. Similarly, a contract for the forward sale of Agency RMBS has substantially the same effect as selling the underlying Agency RMBS and reducing the Company's on-balance sheet funding commitments. The Company believes that presenting its economic debt-to-equity ratio, when considered together with its U.S. GAAP financial measure of debt-to-equity ratio, provides information that is useful to investors in understanding how management evaluates at-risk leverage and gives investors a comparable statistic to those other mortgage REITs who also invest in TBAs and present a similar non-GAAP measure of leverage.
September 30, 2021

$ in thousands	Agency RMBS	Credit Portfolio (1)	Total
Mortgage-backed securities	8,755,012	72,990	8,828,002
Cash and cash equivalents (2)	189,528	—	189,528
Restricted cash (3)	296,721	—	296,721
Derivative assets, at fair value (3)	—	190	190
Other assets	29,551	35,256	64,807
Total assets	9,270,812	108,436	9,379,248

Repurchase agreements	7,873,798	—	7,873,798
Derivative liabilities, at fair value (3)	11,631	40	11,671
Other liabilities	34,406	3,002	37,408
Total liabilities	7,919,835	3,042	7,922,877

Total stockholders' equity (allocated)	1,350,977	105,394	1,456,371
Debt-to-equity ratio (4)	5.8	—	5.4
Economic debt-to-equity ratio (5)	7.0	—	6.5
(1)Investments in non-Agency CMBS, non-Agency RMBS, a commercial loan and unconsolidated joint ventures are included in credit portfolio.
(2)Cash and cash equivalents is allocated based on the Company's financing strategy for each asset class.
(3)Restricted cash and derivative assets and liabilities are allocated based on the hedging strategy for each asset class.
(4)Debt-to-equity ratio is calculated as the ratio of total repurchase agreements to total stockholders' equity.
(5)Economic debt-to-equity ratio is calculated as the ratio of total repurchase agreements and TBAs at implied cost basis ($1.6 billion as of September 30, 2021) to total stockholders' equity.

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June 30, 2021

$ in thousands	Agency RMBS	Credit Portfolio (1)	Total
Mortgage-backed securities	8,657,030	73,633	8,730,663
Cash and cash equivalents (2)	134,664	—	134,664
Restricted cash (3)	353,386	—	353,386
Derivative assets, at fair value (3)	3,980	437	4,417
Other assets	18,157	35,413	53,570
Total assets	9,167,217	109,483	9,276,700

Repurchase agreements	7,851,204	—	7,851,204
Derivative liabilities, at fair value (3)	17,242	20	17,262
Other liabilities	31,404	3,451	34,855
Total liabilities	7,899,850	3,471	7,903,321

Total stockholders' equity (allocated)	1,267,367	106,012	1,373,379
Debt-to-equity ratio (4)	6.2	—	5.7
Economic debt-to-equity ratio (5)	7.4	—	6.8
(1)Investments in non-Agency CMBS, non-Agency RMBS, a commercial loan and unconsolidated joint ventures are included in credit portfolio.
(2)Cash and cash equivalents is allocated based on the Company's financing strategy for each asset class.
(3)Restricted cash and derivative assets and liabilities are allocated based on the hedging strategy for each asset class.
(4)Debt-to-equity ratio is calculated as the ratio of total repurchase agreements to total stockholders' equity.
(5)Economic debt-to-equity ratio is calculated as the ratio of total repurchase agreements and TBAs at implied cost basis ($1.5 billion as of June 30, 2021) to total stockholders' equity.

Average Balances
The table below presents information related to the Company's average earning assets, average earning assets yields, average borrowings and average cost of funds for the following periods:

	Three Months Ended			Nine Months Ended
$ in thousands	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Average earning assets (1)	8,713,515	8,829,072	4,186,506	8,955,315	7,962,771
Average earning asset yields (2)	1.98%	1.96%	2.62%	1.88%	4.09%

Average borrowings (3)	7,846,240	7,945,877	3,353,031	8,044,655	6,942,526
Average cost of funds (4)	(0.17%)	(0.16%)	(0.17%)	(0.13%)	1.63%
(1)Average balances for each period are based on weighted month-end balances.
(2)Average earning asset yields for each period are calculated by dividing interest income, including amortization of premiums and discounts, by average earning assets based on the amortized cost of the investments. All yields are annualized.
(3)Average borrowings for each period are based on weighted month-end balances.
(4)Average cost of funds is calculated by dividing annualized interest expense including amortization of net deferred gain (loss) on de-designated interest rate swaps by the Company's average borrowings.

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